UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2024, the Board of Directors (the “Board”) of Vapotherm, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved a stock option repricing, effective February 27, 2024, where the exercise price of all outstanding options to purchase shares of the Company’s common stock (the “Common Stock”), other than options held by non-employee Board members, was reduced to $0.915 per share, the closing price of the Common Stock on February 27, 2024 (the “Option Repricing”). No other terms of the options were modified; accordingly, the unvested options will continue to vest according to their original vesting schedules and all options will retain their original expiration dates. The Option Repricing includes vested and unvested options granted under the Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”), the Vapotherm, Inc. Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) and the Vapotherm, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan” and collectively, with the 2018 Plan and the 2015 Plan, the “Equity Plans”). To effect the Option Repricing, the Board, upon recommendation of the Compensation Committee, amended the 2018 Plan to specifically permit the Option Repricing. The 2018 Plan also was amended to increase the number of shares of Common Stock that may be issued in satisfaction of awards under the 2018 Plan by an additional 410,000 shares and was revised to reflect the effect of the Company’s 1-for-8 reverse stock split effected on August 18, 2023 (such plan as amended, the “Amended 2018 Plan”). After evaluating several alternatives, the Board determined that the Option Repricing was in the best interests of the Company and its stockholders and provides the most effective means of retaining and incentivizing the Company’s key contributors while preserving cash resources and without incurring stock dilution from significant additional equity grants.

The following options held by the Company’s executive officers were included in the Option Repricing:

		Range of Per Share
Executive Officer	Number of Options	Exercise Prices
Joseph Army President and Chief Executive Officer	46,210	$97.28-$214.88
John Landry Senior Vice President and Chief Financial Officer	35,367	$21.60-$214.88
Brian Lawrence Senior Vice President and Chief Technology Officer	17,009	$21.60-$165.68

The foregoing description of the amendments to the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the Amended 2018 Plan, itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan (Effective February 27, 2024) (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	February 27, 2024	By:	/s/ John Landry
John Landry Senior Vice President and Chief Financial Officer